SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                         - - - - - - -


                           FORM 8-K/A

                       (AMENDMENT NO. 1)

                        CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15 (d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

        Date of report
 (Date of earliest event reported):         September 16, 2003


                      Symbol Technologies, Inc.
--------------------------------------------------------------
     (Exact name of registrant as specified in its charter)


   Delaware                 1-9802             11-2308681
   --------                 ------             ----------
(State or other        (Commission File       (IRS Employer
Jurisdiction of            Number)         Identification No.)
Incorporation)


  One Symbol Plaza
  Holtsville, New York                                 11742
-------------------------------                     ----------
  (Address of principal                             (Zip Code)
    executive offices)


Registrant's telephone number, including
   area code:                                   (631) 738-2400


Former name or former address, if changed
    since last report:                          Not Applicable






This Amendment No. 1 to the Current Report on Form 8-K of Symbol Technologies, Inc. (the "Registrant") amends and restates in its entirety the Current Report on Form 8-K of the Registrant, dated September 16, 2003, and filed with the Securities and Exchange Commission on said date. This Amendment is being filed to correct an inadvertent error contained in the Press Release referenced as Exhibit 99.1 to the Form 8-K. The date referenced in the last sentence of the fourth paragraph of the Press Release should read "March 31, 2003", not "March 31, 2002". Exhibit 99.1 hereto has been revised to reflect such change.

ITEM 5.  OTHER EVENTS.

The following exhibit is included herein:

Exhibit 99.1   Press Release dated September 17, 2003
"Symbol Technologies Gains Approval to Extend
Waiver on Bank Credit Facility"

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The Registrant is furnishing herewith its amended and restated Press Release dated September 17, 2003 disclosing the approval of its request for a sixty day extension of the waiver on its bank credit facility, as well as reporting the registrant's current worldwide cash balances.


                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SYMBOL TECHNOLOGIES, INC.



Date: September 18, 2003      By:  _/s/ Mark T. Greenquist__
                                  Name:  Mark T. Greenquist
                                  Title: Senior Vice President
                                         and Chief Financial
                                         Officer


                          EXHIBIT INDEX

Exhibit            Description

Exhibit 99.1      Press Release dated September 17, 2003
"Symbol Technologies Gains Approval to Extend
Waiver on Bank Credit Facility"









                         EXHIBIT 99.1


        SYMBOL TECHNOLOGIES GAINS APPROVAL TO EXTEND
               WAIVER ON BANK CREDIT FACILITY

HOLTSVILLE, N.Y., Sept. 16, 2003 - Symbol Technologies, Inc. (NYSE:SBL) announced today that it reached agreement yesterday with its bank group to extend the Company's credit facility waiver for 60 days. The waiver allows Symbol additional time to become current with its periodic filings with the Securities and Exchange Commission.

     As part of the agreement, Symbol has reduced the credit facility from $350 million to $100 million. The credit agreement originally was signed in late 1998 and will expire by its terms in January 2004.

     Symbol believes that it will not be necessary for the Company to draw on that amount of credit between now and January 2004, at which time the Company plans to obtain a new bank credit facility. In fact, Symbol has voluntarily agreed to limit its usage under the line to $50 million until such time as it becomes current with its periodic filings with the SEC.

     Current borrowings under this facility are zero, down from about $80 million at the end of 2002 and $50 million at the end of the first quarter ended March 31, 2003. Since the end of 2001, Symbol cash flow has been sufficient to repay $228 million in short-term and long-term debt. Current worldwide cash balances stand at more than $100 million, compared to approximately $76 million at year-end 2002 and approximately $98 million at the end of the first quarter ended March 31, 2003.

     Under the revised bank credit agreement, Symbol has pledged its U.S. trade receivables and agreed to retain $75 million of unencumbered, worldwide cash until such time as the SEC filings are completed. Also, Symbol has agreed to continue compliance with other financial covenants contained in the original credit agreement.

     Savings to the Company from the reduction in the credit facility total about $0.6 million in annual fees.

     The previously reported investigations by the SEC and the U.S. Attorney's office are ongoing. The Company intends to file with the SEC its 2002 Annual Report on Form 10-K as well as Forms 10-Q for the 2003 first and second quarters upon the completion of their audits by the Company's external auditors.


About Symbol Technologies

Symbol Technologies, Inc. (NYSE:SBL) delivers enterprise mobility solutions that enable anywhere, anytime data and voice communication designed to increase productivity, reduce costs and realize competitive advantage. Symbol systems and services integrate rugged mobile computing, advanced data capture and wireless networking for the world's leading retailers, transportation and logistics companies and manufacturers as well as government agencies and providers of healthcare, hospitality and security. More information is available at www.symbol.com.

Safe Harbor

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be regarded as forward-looking statements. Actual events may differ materially from statements made herein. Such forward-looking statements are qualified by factors discussed herein and in the filings that Symbol makes from time to time with the Securities and Exchange Commission and in news releases issued by Symbol. The risks, uncertainties and assumptions identified therein could cause actual results to differ materially from those contained in projections or forward-looking statements. Copies of the SEC filings are available from the Company upon request or by accessing the Company Web site, www.symbol.com.


For media information:
Patricia Hall
Symbol Technologies, Inc.
631-738-5636

For financial information:
Nancy Tully
Symbol Technologies, Inc.
631-738-5050